UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

RUTHIGEN, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Bennett Valley Road, Suite C116 Santa Rosa, California	95404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (707) 525-9900

__________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On March 5, 2015, Ruthigen, Inc. (“Ruthigen”) received a written notice from Oculus Innovative Sciences, Inc. (“Oculus”) of termination of the Shared Services Agreement, dated May 23, 2013, as amended on January 31, 2014, between Oculus and Ruthigen (the “Shared Services Agreement”), pursuant to Sections 11(d) of the Shared Services Agreement. The termination shall be effective on April 6, 2015. No penalties will be incurred by Ruthigen as a result of such termination. Ruthigen operated as a wholly-owned subsidiary of Oculus until the completion of its initial public offering in March 2014.

Under the Shared Services Agreement, Oculus provided Ruthigen with certain accounting, human resources, consulting and technical services at fixed rates and made available laboratory and laboratory personnel for pre-clinical product development testing, Beginning at the time of the Company’s initial public offering in March 2014, Ruthigen began efforts to establish manufacturing and laboratory testing capabilities. Ruthigen has constructed its own manufacturing apparatus and has secured a third party contract manufacturing organization to fulfill its manufacturing needs. Ruthigen does not anticipate any further need to produce any additional clinical trial materials through Oculus. Ruthigen has also secured a third party contract research organization to fulfill its analytical testing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 10, 2015

RUTHIGEN, INC.

By:	/s/ Hojabr Alimi
Name:	Hojabr Alimi
Title:	Chief Executive Officer

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